UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2007

General Growth Properties, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312.960.5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 6, 2007, General Growth Properties, Inc. ("GGP") acquired the fifty percent interest owned by its partner, New York State Common Retirement Fund, in the GGP/Homart I portfolio of twenty-two properties. The purchase price for the acquisition was approximately $950 million.

A copy of the press release GGP issued on July 9, 2007 announcing the acquisition is attached as Exhibit 99 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

99 Press Release titled "General Growth Properties, Inc. Announces Acquisition of 50% Interest in GGP/Homart I Portfolio," dated July 9, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Growth Properties, Inc.

July 9, 2007	By:	Bernard Freibaum

Name: Bernard Freibaum
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	Press Release titled “General Growth Properties, Inc. Announces Acquisition of 50% Interest in GGP/Homart I Portfolio,” dated July 9, 2007.